UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 9, 2018

MACATAWA BANK CORPORATION

(Exact name of registrant as specified in its charter)

Michigan (State or other jurisdiction of Incorporation)	000-25927 (Commission File Number)	38-3391345 (I.R.S. Employer Identification No.)

10753 Macatawa Drive, Holland, Michigan (Address of principal executive offices)	49424 (Zip Code)

(616) 820-1444

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last year)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On December 22, 2017, “H.R.1”, formerly known as the “Tax Cuts and Jobs Act”, was signed into law. This new tax law, among other items, reduces the federal corporate tax rate from 35% to 21% effective January 1, 2018. Macatawa Bank Corporation (the “Company”) anticipates that this tax rate change should reduce its federal income tax liability in future years beginning with 2018. However, the new tax law will impact the Company’s 2017 operating results as well. U.S. generally accepted accounting principles require companies to re-value their deferred tax assets and liabilities as of the date of enactment, with resulting tax effects accounted for in the reporting period of enactment. Since the enactment took place in December 2017, the Company has determined it must revalue its net deferred tax assets in its reporting periods ending December 31, 2017. The Company performed a preliminary analysis to determine the impact of the revaluation of the net deferred tax asset. Using the information available at this time, the Company estimated that the value of its net deferred tax assets would be reduced by approximately $2.5 million. Under this methodology, the estimated fourth quarter earnings impact would be approximately ($0.07) per share.

The Company’s revaluation of its net deferred tax assets is subject to further clarifications of the new law that cannot be estimated at this time, and the determination of certain accounting valuation adjustments, such as, valuation adjustments related to unrealized gain or loss on investment securities available for sale and allowance for loan losses that are in the process of being finalized at this time. As such, the Company is unable to make a final determination of the impact on the quarterly and year to date earnings for the period ending December 31, 2017 at this time. The Company does not anticipate future cash expenditures as a result of the reduction to its net deferred tax assets.

Forward-Looking Statements

This Current Report contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding the Company’s expectations regarding certain effects of the new tax law, including a revaluation of the Company's deferred tax asset. Forward-looking statements can be identified by the use of the words “anticipate,” “preliminary,” “estimate,” “would” “could” and “should,” and other words of similar meaning. These forward-looking statements express management’s current expectations or forecasts of future events and, by their nature, are subject to risks and uncertainties and there are a number of factors that could cause actual results to differ materially from those in such statements. Factors that might cause such a difference include, but are not limited to: interpretations and clarifications regarding the new tax law; actual changes in the value of the Company's deferred tax asset during the fourth quarter of 2017; and other factors identified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 and other periodic filings with the SEC. These forward-looking statements are made only as of the date of this Current Report, and the Company does not undertake an obligation to release revisions to these forward-looking statements to reflect events or conditions after the date of this document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 9, 2018	MACATAWA BANK CORPORATION

	By	/s/ Jon W. Swets
Jon W. Swets Chief Financial Officer